Exhibit 99.1

VIVUS AND AUXILIUM ANNOUNCE FDA ACCEPTANCE OF SUPPLEMENTAL FILING SEEKING AN UPDATE OF PRESCRIBING INFORMATION FOR STENDRA (AVANAFIL)

MOUNTAIN VIEW, Calif. and CHESTERBROOK, Pa., January 21, 2014 — VIVUS, Inc. (NASDAQ: VVUS) and Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) today announced that the U.S. Food and Drug Administration (FDA) has accepted a supplemental application that proposes to revise the STENDRA™ (avanafil) prescribing information with efficacy and safety information from Study TA-501, entitled “A Randomized, Double-Blind, Placebo-Controlled Evaluation of Avanafil for On-Demand Treatment of Men with Erectile Dysfunction.” The PDUFA date for the supplemental filing is September 20, 2014.

VIVUS had previously announced positive results from this multicenter, placebo-controlled study designed to assess the efficacy of two dosage strengths of STENDRA approximately 15 minutes after dosing.

In the 440-patient study conducted at 30 sites in the U.S., STENDRA patients achieved statistically significant improvement versus placebo in the mean proportion of attempts that resulted in erections sufficient for successful intercourse as early as 10 minutes for the 200 mg dose and 12 minutes for the 100 mg dose following administration. The currently approved prescribing information recommends administration approximately 30 minutes before sexual activity.

About Avanafil

STENDRA (avanafil) is approved by the FDA in the U.S. for the treatment of erectile dysfunction. STENDRA is rapidly absorbed and should be taken 30 minutes before sexual activity on an as-needed basis. STENDRA should not be taken more than once per day and may be taken without regard to food and with modest alcohol consumption. Auxilium Pharmaceuticals, Inc. has exclusive marketing rights to STENDRA in the U.S. and Canada and is in the early stages of commercializing STENDRA in the U.S.

STENDRA is currently available through retail and mail order pharmacies. Auxilium offers programs that will help patients with out-of-pocket costs.

SPEDRA™, the trade name for avanafil in the European Union (EU), is approved by the European Medicines Agency (EMA) for the treatment of erectile dysfunction in the EU. VIVUS has granted an exclusive license to the Menarini Group through its subsidiary Berlin-Chemie AG to commercialize and promote SPEDRA for the treatment of erectile dysfunction in over 40 European countries plus Australia and New Zealand.

Avanafil is licensed from Mitsubishi Tanabe Pharma Corporation (MTPC). VIVUS owns worldwide development and commercial rights to avanafil for the treatment of sexual dysfunction, with the exception of certain Asian-Pacific Rim countries. VIVUS is in discussions with other parties for the commercialization rights to its remaining territories.

For more information about STENDRA, please visit www.Stendra.com.

Important Safety Information

STENDRA™ (avanafil) is prescribed to treat erectile dysfunction (ED).

Do not take STENDRA if you take nitrates, often prescribed for chest pain, as this may cause a sudden, unsafe drop in blood pressure.

Discuss your general health status with your healthcare provider to ensure that you are healthy enough to engage in sexual activity. If you experience chest pain, nausea, or any other discomforts during sex, seek immediate medical help.

STENDRA may affect the way other medicines work. Tell your healthcare provider if you take any of the following; medicines called HIV protease inhibitors, such as ritonavir (Norvir®), indinavir (Crixivan®), saquinavir (Fortavase® or Invirase®) or atazanavir (Reyataz®); some types of oral antifungal medicines, such as ketoconazole (Nizoral®), and itraconazole (Sporanox®); or some types of antibiotics, such as clarithromycin (Biaxin®), telithromycin (Ketek®), or erythromycin.

In the rare event of an erection lasting more than 4 hours, seek immediate medical help to avoid long-term injury.

In rare instances, men taking PDE5 inhibitors (oral erectile dysfunction medicines, including STENDRA) reported a sudden decrease or loss of vision. It is not possible to determine whether these events are related directly to these medicines or to other factors. If you experience sudden decrease or loss of vision, stop taking PDE5 inhibitors, including STENDRA, and call a doctor right away.

Sudden decrease or loss of hearing has been rarely reported in people taking PDE5 inhibitors, including STENDRA. It is not possible to determine whether these events are related directly to the PDE5 inhibitors or to other factors. If you experience sudden decrease or loss of hearing, stop taking STENDRA and contact a doctor right away. If you have prostate problems or high blood pressure for which you take medicines called alpha blockers or other anti-hypertensives, your doctor may start you on a lower dose of STENDRA.

Drinking too much alcohol when taking STENDRA may lead to headache, dizziness, and lower blood pressure.

STENDRA in combination with other treatments for ED is not recommended.

STENDRA does not protect against sexually transmitted diseases, including HIV.

The most common side effects of STENDRA are headache, flushing, runny nose and congestion.

Please see full patient prescribing information for STENDRA (50 mg, 100 mg, 200 mg) tablets.

For more information, please visit www.Stendra.com.

About VIVUS

VIVUS is a biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, sleep apnea, diabetes and sexual health. For more information about VIVUS, please visit www.vivus.com.

About Auxilium

Auxilium is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing innovative products for specialist audiences. With a broad range of first- and second-line products across multiple indications, Auxilium is an emerging leader in the men’s healthcare area and has strategically expanded its product portfolio and pipeline in orthopedics, dermatology and other therapeutic areas. Auxilium now has a broad portfolio of 12 approved products. In the U.S., Auxilium markets Edex® (alprostadil for injection), an injectable treatment for erectile dysfunction, Osbon ErecAid®, the leading device for aiding erectile dysfunction, STENDRA™ (avanafil), an oral erectile dysfunction therapy, Testim® (testosterone gel) for the topical treatment of hypogonadism, TESTOPEL® (testosterone pellets) a long-acting implantable testosterone replacement therapy, XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease and XIAFLEX for the treatment of Dupuytren’s contracture. Auxilium also has programs in Phase 2 clinical development for the treatment of Frozen Shoulder syndrome and cellulite. Auxilium’s mission is to improve the lives of patients throughout the world by successfully identifying, developing and commercializing innovative specialty biopharmaceutical products. To learn more, please visit www.Auxilium.com.

VIVUS SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to risks, uncertainties and other factors, including risks and uncertainties related to regulatory review or approval of the supplemental application that proposes to revise the avanafil prescribing information. These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Investors should read the risk factors set forth in VIVUS’s Form 10-K for the year ending December 31, 2012, as amended by the Form 10-K/A filed on April 30, 2013, and as amended by the Form 10-K/A filed on June 12, 2013, and periodic reports filed with the Securities and Exchange Commission. VIVUS does not undertake an obligation to update or revise any forward-looking statements.

AUXILIUM SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “could,” “estimate,” “project,” “will,” and “target”. Auxilium’s forward-looking statements convey its management’s expectations, beliefs, plans and objectives regarding future performance of Auxilium and are based upon preliminary information and management assumptions. No specific assurances can be given regarding the success of Auxilium’s launch of STENDRA in the U.S. or Canada; or whether STENDRA will receive a label expansion with efficacy and safety information from Study TA-501. While Auxilium may elect to update the forward-looking statements made in this news release in the future, Auxilium specifically disclaims any obligation to do so. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”). Auxilium’s SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Auxilium’s home page on the Internet at http://www.auxilium.com under the heading “For Investors - SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

CONTACT:

VIVUS, Inc.

Dana B. Shinbaum	The Trout Group
Corporate Development	Brian Korb
& Investor Relations	mailto:bkorb@troutgroup.com
shinbaum@vivus.com	646-378-2923
(650) 934-5200

Auxilium Pharmaceuticals, Inc.

Keri P. Mattox / SVP,	Nichol L. Ochsner / Senior Director
IR & Corporate Communications	IR & Corporate Communications
kmattox@auxilium.com	nochsner@auxilium.com
(484) 321-5900	(484) 321-5900